CLYDE BAILEY P.C.
__________________________________________________________________
Certified Public Accountant
10924 Vance Jackson #404
San Antonio, Texas 78230
(210) 699-1287(ofc.)
(888) 699-1287 -  (210) 691-2911 (fax)

Member:
American Institute of CPA's
Texas Society of CPA's



June 15, 2001


I consent to the use of my report dated June 15, 2001, in the Form SB2, on the financial statements of Natalma Industries, Inc., dated May 31, 2001 and December 31, 2000, included herein and to the reference made to me.



/s/ Clyde Bailey